Exhibit 99

VIACOM REPORTS RECORD PROFIT FOR FISCAL 2014

•	Full-Year Adjusted Operating Income Rose 5% to Record $4.13 Billion and Full-Year Adjusted Diluted EPS Increased 15% to Record $5.40

•	$3.9 Billion Returned to Shareholders in Fiscal 2014 Through Share Repurchases and Dividends

•	Fourth Quarter 2014 Revenues Up 9%, Driven by Strong Affiliate Fees and Theatrical Revenues

•	Adjusted Diluted EPS Increased 10% in the Quarter to $1.71; Adjusted Net Earnings Totaled $729 Million
New York, NY, November 13, 2014 - Viacom Inc. (NASDAQ: VIAB, VIA) today reported record results for the fiscal year ended September 30, 2014, driven by gains in its Media Networks segment. Results for the fourth quarter of 2014 reflected a 9% increase in revenues to $3.99 billion, adjusted net earnings from continuing operations attributable to Viacom of $729 million and adjusted diluted earnings per share of $1.71, an increase of 10%.
Revenues for the full fiscal year were $13.78 billion, substantially unchanged from the previous year, as higher Media Networks revenues were offset by lower Filmed Entertainment revenues. Full-year adjusted operating income grew 5% to a record $4.13 billion and adjusted net earnings from continuing operations attributable to Viacom rose 3% to $2.38 billion. Full-year adjusted diluted earnings per share from continuing operations increased 15% to an all-time high of $5.40.
Fiscal Year 2014 Results

(in millions, except per share amounts)	Quarter Ended September 30,		B/(W)	Year ended September 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Revenues	$3,991	$3,652	9%	$13,783	$13,794	—
Operating income	1,164	1,107	5	4,082	3,836	6%
Adjusted operating income*	1,207	1,213	—	4,125	3,942	5
Net earnings from continuing operations attributable to Viacom	732	806	(9)	2,392	2,407	(1)
Adjusted net earnings from continuing operations attributable to Viacom*	729	739	(1)	2,376	2,316	3
Diluted EPS from continuing operations	1.72	1.69	2	5.43	4.86	12
Adjusted diluted EPS from continuing operations*	$1.71	$1.55	10%	$5.40	$4.68	15%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Sumner M. Redstone, Executive Chairman of Viacom, said, “As we conclude another fiscal year, Viacom remains well-positioned as a creative leader with many of the world's most innovative media properties and best entertainment brands.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom's record financial results in 2014 demonstrate the strength of our brands and continuing momentum for our strategy of investing in creativity, with a relentless focus on growing demographic and geographic markets and embracing new distribution platforms. Our Media Networks achieved continued growth in the fourth quarter and the fiscal year. Viacom's affiliate distribution business remains a reliable engine for high-margin revenue expansion and provides significant opportunities to build new consumer experiences with long term distributors and emerging technology partners alike. Despite ratings challenges and uncertainty in the scatter advertising market at the close of the year, Viacom's advertising revenues grew in fiscal 2014, as our creative and marketing teams rolled out innovative new offerings. We also continue to take the lead in defining the next generation of measurement tools that will more fully capture the growing multiplatform engagement of our audiences. Our September acquisition of Channel 5 has already made a positive impact on our business, and points the way to further significant long-term growth of our international business. Paramount delivered the top movie of 2014 and the largest-ever theatrical release in China - Transformers: Age of Extinction - and the studio successfully launched another long-term franchise with the Teenage Mutant Ninja Turtles.
"This performance allowed us to continue the strong delivery of value directly to investors. Over the past five years, Viacom has returned $16.1 billion to shareholders.”
Revenues

(in millions)	Quarter Ended September 30,		B/(W)	Year ended September 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Media Networks	$2,664	$2,460	8%	$10,171	$9,656	5%
Filmed Entertainment	1,357	1,208	12	3,725	4,282	(13)
Eliminations	(30)	(16)	NM	(113)	(144)	NM
Total Revenues	$3,991	$3,652	9%	$13,783	$13,794	—

NM - Not Meaningful

Quarterly revenues increased 9% to $3.99 billion. Media Networks revenues grew 8% to $2.66 billion, principally due to growth in affiliate fees. Domestic and worldwide affiliate revenues increased 21% and 22%, respectively, primarily due to rate increases and higher revenues related to the timing of available programming from certain distribution agreements. Excluding the impact of these arrangements, the domestic affiliate revenue growth rate was in the high single digits. Domestic advertising revenues declined 5%, reflecting ratings challenges. Worldwide advertising revenues decreased 2%, reflecting the domestic decline partially offset by a 33% increase in international advertising revenues. International advertising revenues benefited from the acquisition of Channel 5 on September 10, 2014.
Filmed Entertainment revenues grew 12% to $1.36 billion, due to growth in theatrical revenues. Strong results from current quarter releases and the carryover performance of Transformers: Age of Extinction drove Theatrical revenues up 226% to $557 million. Home entertainment revenues declined 38%, reflecting two fewer releases in the current quarter.
Full-year revenues were $13.78 billion, substantially flat compared to the prior fiscal year. Media Networks revenues rose 5% to $10.17 billion, reflecting a 10% increase in affiliate fees and a 2% gain in advertising revenues driven by higher international advertising revenues. Filmed Entertainment revenues decreased 13%, principally due to lower revenues across the distribution windows reflecting the number and mix of films.

Operating Income

(in millions)	Quarter Ended September 30,		B/(W)	Year ended September 30,		B/(W)
	2014	2013	2014 vs. 2013	2014	2013	2014 vs. 2013

Media Networks	$1,087	$1,035	5%	$4,271	$4,096	4%
Filmed Entertainment	213	291	(27)	205	234	(12)
Corporate expenses	(63)	(80)	21	(227)	(251)	10
Equity-based compensation	(29)	(33)	12	(122)	(128)	5
Eliminations	(1)	—	NM	(2)	(9)	NM
Adjusted operating income	1,207	1,213	—	4,125	3,942	5
Asset impairment	(43)	(7)	NM	(43)	(7)	NM
Restructuring and other charges	—	(99)	NM	—	(99)	NM
Operating income	$1,164	$1,107	5%	$4,082	$3,836	6%

NM - Not Meaningful

Quarterly adjusted operating income was $1.21 billion, flat compared to the prior year. Media Networks adjusted operating income rose 5% due to higher affiliate revenues, partially offset by increased expenses. Filmed Entertainment adjusted operating income declined 27%, reflecting the contribution of Marvel distribution rights sales in the fourth quarter of 2013. Corporate expenses declined by 21%, due to lower deferred compensation costs.
Full-year adjusted operating income increased 5%, to $4.13 billion, a record for the company. Media Networks adjusted operating income increased $175 million, or 4%, driven by higher revenues partially offset by an increase in expenses. Filmed Entertainment adjusted operating income decreased $29 million, reflecting the contribution of Marvel distribution rights sales in the prior year. Corporate expenses decreased 10% in the period, primarily due to lower deferred compensation costs.
Quarterly adjusted net earnings from continuing operations attributable to Viacom were down slightly to $729 million, driven by an increase in interest expense. Adjusted diluted earnings per share from continuing operations for the quarter were $1.71, a 10% increase from the prior year’s comparable quarter.
Full-year adjusted net earnings from continuing operations attributable to Viacom increased 3%, to $2.38 billion. The increase resulted from higher adjusted operating income, higher equity in net earnings of investee companies and a lower effective income tax rate, partially offset by an increase in interest expense and higher net earnings attributable to noncontrolling interests. Adjusted diluted earnings per share from continuing operations increased 15% to $5.40.
Stock Repurchase Program
For the quarter ended September 30, 2014, Viacom repurchased 10.4 million shares under its stock repurchase program, for an aggregate purchase price of $850 million. As of November 12, 2014, Viacom had $6.24 billion remaining in its $20 billion stock repurchase program. As of September 30, 2014, Viacom had 414 million shares of common stock outstanding.
Debt
At September 30, 2014, total debt outstanding, including capital lease obligations, was $12.77 billion, compared with $11.89 billion at September 30, 2013. The Company’s cash balances were $1 billion at September 30, 2014, a decrease from $2.4 billion at September 30, 2013.

About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in more than 165 countries and territories. Viacom's media networks, including MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, Comedy Central, TV Land, SPIKE, Channel 5 (UK), Tr3s, Paramount Channel and VIVA, reach approximately 700 million television subscribers worldwide. Paramount Pictures, America's oldest film studio, is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (twitter.com/viacom) and Facebook page (facebook.com/viacom).
Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; reduction in the distribution of our content; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2014 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications and	Senior Vice President, Investor Relations
Corporate Affairs	(212) 258-6377
(212) 846-7503	james.bombassei@viacom.com
jeremy.zweig@viacom.com
Pamela Yi
Director, Investor Relations
(212) 846-7581
pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2014	2013	2014	2013

Revenues	$3,991	$3,652	$13,783	$13,794
Expenses:
Operating	1,965	1,652	6,542	6,799
Selling, general and administrative	765	738	2,899	2,829
Depreciation and amortization	54	62	217	237
Asset impairment	43	7	43	7
Restructuring	—	86	—	86
Total expenses	2,827	2,545	9,701	9,958
Operating income	1,164	1,107	4,082	3,836
Interest expense, net	(156)	(130)	(615)	(464)
Equity in net earnings of investee companies	11	(5)	69	41
Loss on extinguishment of debt	—	—	(11)	—
Other items, net	(11)	107	(11)	106
Earnings from continuing operations before provision for income taxes	1,008	1,079	3,514	3,519
Provision for income taxes	(266)	(267)	(1,050)	(1,070)
Net earnings from continuing operations	742	812	2,464	2,449
Discontinued operations, net of tax	—	(2)	(1)	(12)
Net earnings (Viacom and noncontrolling interests)	742	810	2,463	2,437
Net earnings attributable to noncontrolling interests	(10)	(6)	(72)	(42)
Net earnings attributable to Viacom	$732	$804	$2,391	$2,395
Amounts attributable to Viacom:
Net earnings from continuing operations	$732	$806	$2,392	$2,407
Discontinued operations, net of tax	—	(2)	(1)	(12)
Net earnings attributable to Viacom	$732	$804	$2,391	$2,395
Basic earnings per share attributable to Viacom:
Continuing operations	$1.74	$1.72	$5.54	$4.95
Discontinued operations	—	—	(0.01)	(0.02)
Net earnings	$1.74	$1.72	$5.53	$4.93
Diluted earnings per share attributable to Viacom:
Continuing operations	$1.72	$1.69	$5.43	$4.86
Discontinued operations	—	(0.01)	—	(0.02)
Net earnings	$1.72	$1.68	$5.43	$4.84
Weighted average number of common shares outstanding:
Basic	419.6	468.7	432.1	486.2
Diluted	426.4	478.2	440.2	494.8
Dividends declared per share of Class A and Class B common stock	$0.33	$0.30	$1.26	$1.15

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	September 30,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$1,000	$2,403
Receivables, net	3,066	2,987
Inventory, net	846	770
Prepaid and other assets	340	566
Total current assets	5,252	6,726
Property and equipment, net	1,016	1,040
Inventory, net	3,897	3,945
Goodwill	11,535	11,079
Intangibles, net	399	279
Other assets	1,018	760
Total assets	$23,117	$23,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$475	$316
Accrued expenses	969	1,074
Participants' share and residuals	993	1,110
Program obligations	703	576
Deferred revenue	259	230
Current portion of debt	18	18
Other liabilities	518	466
Total current liabilities	3,935	3,790
Noncurrent portion of debt	12,751	11,867
Participants' share and residuals	403	437
Program obligations	459	527
Deferred tax liabilities, net	266	649
Other liabilities	1,340	1,169
Redeemable noncontrolling interest	216	200
Commitments and contingencies
Viacom stockholders' equity:
Class A common stock, par value $0.001, 375.0 authorized; 50.9 and 51.1 outstanding, respectively	—	—
Class B common stock, par value $0.001, 5,000.0 authorized; 363.3 and 398.2 outstanding, respectively	—	—

Additional paid-in capital	9,772	9,490
Treasury stock, 377.0 and 336.3 common shares held in treasury, respectively	(19,225)	(15,825)
Retained earnings	13,465	11,629
Accumulated other comprehensive loss	(293)	(101)
Total Viacom stockholders' equity	3,719	5,193
Noncontrolling interests	28	(3)
Total equity	3,747	5,190
Total liabilities and equity	$23,117	$23,829

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and year ended September 30, 2014 and the quarter and year ended September 30, 2013 to adjusted results that exclude the impact of certain items identified as affecting comparability ("Factors Affecting Comparability"), including asset impairment, loss on extinguishment of debt, restructuring and other charges, gains from the sales of our interests in certain investments and discrete tax benefits. The tax impacts included in the tables have been calculated using the rates applicable to the adjustments presented. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)
	Quarter Ended September 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,164	$1,008	$732	$1.72
Factors Affecting Comparability:
Asset impairment (1)	43	43	26	0.06
Discrete tax benefits (3)	—	—	(29)	(0.07)
Adjusted results	$1,207	$1,051	$729	$1.71

	Year Ended September 30, 2014
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$4,082	$3,514	$2,392	$5.43
Factors Affecting Comparability:
Asset impairment (1)	43	43	26	0.06
Loss on extinguishment of debt (2)	—	11	7	0.02
Discrete tax benefits (3)	—	—	(49)	(0.11)
Adjusted results	$4,125	$3,568	$2,376	$5.40

	Quarter Ended September 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$1,107	$1,079	$806	$1.69
Factors Affecting Comparability:
Restructuring, asset impairment and other charges (4)	106	106	74	0.15
Gains on sales of certain investments (5)	—	(111)	(111)	(0.23)
Discrete tax benefits (3)	—	—	(30)	(0.06)
Adjusted results	$1,213	$1,074	$739	$1.55

	Year Ended September 30, 2013
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$3,836	$3,519	$2,407	$4.86
Factors Affecting Comparability:
Restructuring, asset impairment and other charges (4)	106	106	74	0.15
Gains on sales of certain investments (5)	—	(111)	(111)	(0.22)
Discrete tax benefits (3)	—	—	(54)	(0.11)
Adjusted results	$3,942	$3,514	$2,316	$4.68

(1) Represents a non-cash pre-tax impairment charge of $43 million related to an international trade name at Media Networks.

(2) Represents a pre-tax debt extinguishment loss of $11 million on the redemption of all $600 million of our outstanding 4.375% Senior Notes due September 2014.

(3) Discrete taxes of $29 million and $49 million for the quarter and year ended September 30, 2014, respectively, principally related to the reversal of deferred taxes on earnings deemed permanently reinvested, as well as the recognition of capital loss carryforwards in the year. Discrete taxes of $30 million and $54 million for the quarter and year ended September 30, 2013, respectively, principally related to the release of tax reserves with respect to certain effectively settled tax positions, as well as the recognition of certain capital loss carryforward and tax credit benefits.

(4) Represents $81 million and $25 million of restructuring, asset impairment and other charges at the Media Networks and Filmed Entertainment segments, respectively.

(5) The tax provision associated with the gains was offset by the reversal of a valuation allowance on capital loss carryforwards.